UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)      March 31, 2003
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of inCorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)













Item 5.  Other Events


On March 31, 2003, MBNA Corporation ("the Corporation") announced that Vernon H.C. Wright has been appointed Chief Financial Officer of the Corporation, succeeding M. Scot Kaufman, who has been named Chairman of the Corporation's Finance and Loan Committee, and a member of the Corporation's Executive Committee. Kenneth A. Vecchione remains Chief Financial Officer of MBNA America Bank, N.A. ("the Bank"), the Corporation's primary subsidiary. The appointments are effective March 31, 2003.

Mr. Wright has more than 30 years' experience in bank financial management. He most recently served as Chief Corporate Finance Officer of the Corporation, and continues as Executive Vice Chairman of the Bank, a member of the Corporation's Executive Committee, and a member of the Finance and Loan Committee. Mr. Wright has directed the Bank's finance areas, including accounting, tax, planning, and both the domestic and overseas treasury groups, and has been responsible for the Corporation's global capital markets and corporate finance activities.

Mr. Wright was one of the pioneers in the development of asset sales and securitization for the banking industry, completing one of the first such transactions in 1985. Since then, he has directed the securitization of more than $125 billion of credit card assets, in the United States, Canada, and the United Kingdom. Under his leadership, the Corporation has become one of the world's largest issuers of structured products and a leading innovator of the credit card asset-backed market, helping provide structural integrity and consistency for the investor. Mr. Wright is a founder and chairman of the American Securitization Forum, and a charter member of the European Securitization Forum.

Mr. Kaufman, who joined the Bank in 1985, served as Chief Financial Officer of the Corporation for the last 12 years, and was Chief Financial Officer of the Bank until 2000. He has 30 years' experience in the financial services industry. He will remain a member of the Bank's Executive Committee and will oversee the Corporation's strategic financial matters. In his new role, Mr. Kaufman will assume many of the financial oversight responsibilities of Alfred Lerner.

Mr. Vecchione has 25 years' experience in the financial services industry. He joined the Bank in 1998 as division head of finance, responsible for accounting and tax, corporate and strategic planning, treasury and financial operations, and financial planning. In 2000, he became Chief Financial Officer of the Bank, the Corporation's primary bank subsidiary. He also oversees the Corporation's asset and liability management and is a member of the Corporation's Finance and Loan Committee. He previously was Chief Financial Officer of AT&T Universal Card Services, and held senior positions at First Data Corporation and Citicorp.










                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                    MBNA CORPORATION


Date: April 1, 2003                     By: /s/     Vernon H.C. Wright
                                             -------------------------------
                                                    Vernon H.C. Wright
                                                  Chief Financial Officer